Exhibit 11.1


               Wilsons The Leather Experts Inc. and Subsidiaries
                  Computation of Net Income Per Common Share
                   (In Thousands, Except Per Share Amounts)


                                                                  For the             Period From
                                                                   Year                Inception
                                                                   Ended            (May 26, 1996) to
                                                              January 31, 1998      February 1, 1997
                                                            --------------------  --------------------
Basic:

  Net income                                                   $      10,838         $     23,906
                                                              ===============       ==============

  Weighted average common shares outstanding                           8,910                7,650
                                                              ===============       ==============

  Basic net income per common share                            $        1.22         $       3.12
                                                              ===============       ==============

Diluted:

  Net income                                                   $      10,838         $     23,906
                                                              ===============       ==============
  Weighted average common shares outstanding                           8,910                7,650

Effect of:
  Options granted                                                        218                   78
  Warrant                                                              1,270                1,242
                                                              ---------------       --------------

  Weighted average common shares outstanding -
    assuming dilution                                                 10,398                8,970
                                                              ===============       ==============

  Diluted net income per common share                          $        1.04         $       2.67
                                                              ===============       ==============